UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                               ______________

                                  FORM 8-K


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15 (D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of Earliest Event Reported)   October 16, 2006

                     Commission File Number: 000-14047

                     LIBERTY DIVERSIFIED HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)

     Nevada                                             04-2392188
(State or jurisdiction of                 (IRS Employer Identification No.)
 incorporation or organization)

                        2100 West Orangewood Avenue
                                 Suite 220
                         Orange, California  92868
                        ----------------------------
        (Address of principal executive offices, including zip code)

                               (949) 376-4846
            (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



                     LIBERTY DIVERSIFIED HOLDINGS, INC.

Section 8 Other Events

Item 8.01 Other Events

At the time of its last report on Form 8K on September 20, 2006, the Registrant had 100,000,000 shares of common stock authorized and 44,469,213 shares of common stock issued and outstanding.

Between September 20, 2006 and October 12, 2006, 724,000 shares of Series B Preferred stock were converted to common stock by various different shareholders.

On or about October 13, 2006, 225,000 shares of S-8 common stock were issued to Erick Richardson for legal services provided to the company.

On or about October 13, 2006, 7,240,000 shares of restricted 144 common stock were issued to various consultants for consulting services provided to the company.

On or about October 13, 2006, Mario Ramirez, Co-Chairman and Secretary of the company, converted 200,000 shares of Series D Preferred stock to 33,340,000 shares of common stock.

As a result, the number of shares of common stock issued and outstanding of the Registrant has increased to 85,998,213.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated:


Name                               Title                 Date

/S/ Dr. Michael Brown
___________________________
Dr. Michael Brown                  President             October 16, 2006

/S/ Ronald C. Touchard
___________________________
Ronald C. Touchard                 Chief Executive
                                   Officer / Co-Chairman
                                   of the Board of
                                   Directors             October 16, 2006
/S/ Mario Ramirez
___________________________
Mario Ramirez                      V.P. of Manufacturing
                                   Acquisitions and
                                   Subsidiaries
                                   Co-Chairman of the
                                   Board                 October 16, 2006